Exhibit 5.1
[Letterhead of Strasburger & Price, L.L.P.]
February 24, 2010
GulfMark Offshore, Inc.
10111 Richmond Ave., Suite 340
Houston, TX 77042
Re: GulfMark Offshore, Inc. Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-153459
Gentlemen:
     We have acted as counsel for GulfMark Offshore, Inc. (formerly named “New GulfMark Offshore, Inc.”), a Delaware corporation (the “Company”). Pursuant to the consummation of the transaction contemplated by the Agreement and Plan of Reorganization, dated as of October 14, 2009 (the “Reorganization Agreement”), by and between the Company and GulfMark Offshore, Inc. (the “Predecessor Company”), the Predecessor Company merged with and into the Company, with the Company surviving the merger (the “Reorganization”). Pursuant to the Reorganization Agreement, at the effective time of the Reorganization (the “Effective Time”), each issued and outstanding share of common stock, par value $.01 per share, of the Predecessor Company (the “Predecessor Company Common Stock”) and each share of Predecessor Company Common Stock held in treasury was converted into one share of Class A common stock.
     The Predecessor Company filed the Registration Statement on Form S-3, Registration No. 333-153459 on September 12, 2008 (the “Registration Statement”). The Company, as successor to the Predecessor Company, by operation of law succeeded to the obligations of the Predecessor Company, and in Post-Effective Amendment No. 1 to the Registration Statement, the Company has expressly adopted the Predecessor Company’s Registration Statement (except as specified in Post-Effective Amendment No. 1 to the Registration Statement).
     In connection with the Reorganization, the Company has requested our opinion as to Securities (as defined below) to be sold under the Registration Statement filed by the Predecessor Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and which has been adopted by the Company as successor issuer, pursuant to Post-Effective Amendment No. 1 to the Registration Statement, (A) relating to (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, in one or more series (the “Preferred Stock”), (iii) warrants (“Warrants”) to purchase Common Stock, and (iv) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000 to be sold by the Company (any or all of which are collectively referred to as the “Securities”). For purposes of this opinion, the term Securities also includes any additional shares of Common Stock that may be registered under the Registration Statement under Rule 462(b) of the Act. Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in Post-Effective Amendment No. 1 to the Registration Statement.

GulfMark Offshore, Inc.
February 24, 2010

     Before rendering our opinion, we examined certain corporate records of the Company, including its Certificate of Incorporation (as amended), Bylaws (as amended), the Reorganization Agreement, the Certificate of Merger, and certain resolutions of the Board of Directors of the Company (the “Board Resolutions”). We also examined the Registration Statement and Post-Effective Amendment No. 1 to the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company and public officials, without further investigation as to the facts set forth therein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or scanned copies and the authenticity and completeness of the originals of such latter documents. We have also assumed that New York law will be chosen to govern any indentures relating to Debt Securities and the warrant agreement related to any Warrants (the “Warrant Agreement”) and that such choice is a valid and legal provision.
     In connection with this opinion, we have assumed that at or prior to the delivery of any Securities, (i) the Board of Directors will have taken all necessary corporate action to authorize the issuance and sale of any Securities, and such authorization has not been modified or rescinded; (ii) the Registration Statement will remain effective, and any amendments thereto (including post-effective amendments) will have become effective, and such effectiveness shall not have been terminated or rescinded; (iii) with respect to the Securities, a Prospectus Supplement will have been prepared and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with the Company’s Certificate of Incorporation (as amended) and Bylaws (as amended) and with applicable federal and state securities laws and in the manner stated in the Registration Statement as amended by Post-Effective Amendment No. 1 and any appropriate Prospectus Supplement; (v) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any other Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. In addition, we have assumed that there will not have occurred any change in law affecting the validity or enforceability of any of the Securities, and that none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any of the Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or will result in a violation of any

GulfMark Offshore, Inc.
February 24, 2010

provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
     Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:
1. The shares of Common Stock that are part of the Securities (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants) will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board of Directors of the Company or, to the extent permitted by the Delaware General Corporation Law, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock, including the designation of the class of Common Stock and related matters; (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, upon payment of the agreed-upon consideration therefor (so long as such consideration is not less than the par value of the Common Stock); and (c) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Common Stock is to be sold pursuant to an agreement with an underwriter or agent.
2. The shares of Preferred Stock that are part of the Securities (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants) will be duly authorized, validly issued, fully paid and nonassessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement establishing relative rights and preferences relating to such Preferred Stock and the filing of such statement with the Secretary of State of the State of Delaware; (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, upon payment of the agreed-upon consideration therefor (so long as such consideration is not less than the par value of the Preferred Stock); and (c) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Preferred Stock is to be sold pursuant to an agreement with an underwriter or agent.
3. The Warrants that are part of the Securities will be duly authorized and validly issued when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered or, if issued in non-certificated form, have been registered, in accordance with the Warrant Agreement upon

GulfMark Offshore, Inc.
February 24, 2010

payment of any consideration for issuance of the Warrants set forth in the Warrant Agreement; and (d) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Warrants are to be sold pursuant to an agreement with an underwriter or agent.
4. Each series of Debt Securities that are part of the Securities will be legally issued and will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (b) the specific terms of the Debt Securities have been duly established in accordance with an indenture filed with the Registration Statement for the issuance of the Debt Securities (the “Indenture”); (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed, issued and delivered by the Company and the trustee under the Indenture; (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, upon payment of the consideration set forth therein; and (f) sold in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board, if the Debt Securities are to be sold pursuant to an agreement with an underwriter or agent.
     The opinions set forth in numbered paragraph 4 are subject to the qualification that the validity and binding obligation opinions may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit.
     The opinion expressed herein is rendered as of the date hereof, and we undertake no obligation, and hereby disclaim any kind of obligation, to advise you of any changes or new developments in law, fact or otherwise that may affect any matter set forth herein.
     The law covered by this opinion is limited to the present law of the State of Texas and the Constitution of the State of Delaware, the present Delaware General Corporation Law and reported judicial decisions interpreting such laws. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment No. 1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

GulfMark Offshore, Inc.
February 24, 2010

Very truly yours,
/s/ STRASBURGER & PRICE, L.L.P.
STRASBURGER & PRICE, L.L.P.